UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.
On July 10, 2023, Latch, Inc. (the “Company”) announced that it had commenced a reduction in force authorized by the Company’s board of directors (the “Board”) on July 7, 2023 to streamline its business operations, reduce costs and complexities in the business and create further operating efficiencies. The reduction in force, which the Company commenced on July 10, 2023 and expects to complete by the fourth quarter of 2023, impacts approximately 82 employees, or approximately 59% of the Company’s current full-time employees. The Company estimates that it will incur approximately $5.3 million to $5.8 million of total cash restructuring and related charges, primarily related to severance and benefit costs (excluding the impact of stock-based compensation), substantially all of which is expected to be incurred in the third and fourth quarters of 2023.
With respect to stock-based compensation, also as part of this reduction in force, the Company plans to modify the affected employees’ stock awards to allow a portion of the awards to vest that otherwise would have been forfeited. However, as a result of the reversal of previously recognized stock-based compensation expense for stock awards being forfeited and a reduction in the fair value of the awards vesting in connection with this reduction in force, the Company expects to recognize a net reduction of stock-based compensation expense of approximately $7.5 million to $8.0 million in the third and fourth quarters of 2023. This estimate may change due to future changes in the Company’s stock price.
The Company may incur additional expenses not currently contemplated due to events associated with the reduction in force. The charges that the Company expects to incur in connection with the reduction in force are estimates and subject to a number of assumptions, and actual results may differ materially.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
David Lillis Employment Agreement
On July 3, 2023, the Company and David Lillis entered into an employment agreement (the “Employment Agreement”), effective July 3, 2023. Pursuant to the Employment Agreement, Mr. Lillis will serve as Senior Vice President of Finance beginning on July 17, 2023 (the “Start Date”) and is expected to be appointed as Chief Financial Officer of the Company later in 2023.
Mr. Lillis, age 48, previously served as Chief Financial Officer of RubinBrown LLP, an accounting and professional consulting firm. In such role, which began in 2021, Mr. Lillis served as the top finance executive for the firm and was responsible for all financial operations. Prior to that, Mr. Lillis was Business Finance Officer of Mastercard Global Prepaid where he oversaw financial strategy for the division following the merger of Mastercard Worldwide’s Prepaid Management Services and Global Prepaid divisions. Prior to the 2018 merger, Mr. Lillis was Business Finance Officer of Mastercard’s Prepaid Management Services division, a role he began in 2016. Mr. Lillis originally joined Mastercard in 2012 as Vice President, Finance - Operations and Technology. Before joining Mastercard, he spent four years as Vice President, Brokerage Finance - Operations & IT at Wells Fargo Advisors. His additional work experience includes roles at CNA Insurance, First National Bank of Naperville, Pfizer, Inc. and KPMG LLP. Mr. Lillis has a Bachelor of Business Administration degree and an Executive Master of Business Administration degree from the University of Notre Dame. He is a Chartered Financial Analyst and a Certified Public Accountant.
Pursuant to the Employment Agreement, Mr. Lillis will receive a base salary of $350,000 and a target bonus of 50% of such base salary. Mr. Lillis’s base salary and annual bonus for 2023 will be pro-rated for the partial employment year. Mr. Lillis will also receive an initial grant of 968,179 restricted stock units (“RSUs”) following effectiveness of the Company’s applicable Registration Statement on Form S-8. One-third of the RSUs will vest on the first anniversary of the Start Date, and the remainder will vest quarterly in equal installments through the third anniversary of the Start Date.
In the event Mr. Lillis is terminated without Cause (as defined in the Employment Agreement) or resigns from the Company for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”), Mr. Lillis will receive: (a) a cash severance payment equal to the sum of his annual base salary and target bonus; (b) any accrued annual bonus; and (c) up to 12 months of subsidized premiums for continued coverage under one or more of the Company’s group medical, dental or vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Additionally, in the event such Qualifying Termination occurs during the three (3) months prior to, or the twenty-four (24) months following, the date of a qualifying Change in Control (as defined in the Employment Agreement), in addition to the payments and benefits described in the previous sentence, all of Mr. Lillis’ unvested equity or equity-based awards granted under the Company’s equity award plans will immediately become 100% vested.
The description of the Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.
Michael Brian Jones Departure
On July 10, 2023, the Company and Michael Brian Jones, the Company’s Co-Founder and Chief Technology Officer, mutually agreed that Mr. Jones would step down as the Company’s Chief Technology Officer and, effective as of such date, will no longer serve as an “executive officer” of the Company under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Jones will remain employed with the Company and serve as a Technical Advisor until September 1, 2023. Beginning July 10, 2023, Luciano Panaro will serve as the Company’s Chief Technology Officer.
Also on July 10, 2023, Mr. Jones and the Company entered into a Transition and Separation Agreement (the “Transition Agreement”), pursuant to the Board’s exercise of discretion. The Transition Agreement provides that, subject to Mr. Jones’s continued compliance with the restrictive covenants in any written agreements between Mr. Jones and the Company, Mr. Jones will be entitled to receive, after his last date of employment with the Company, severance compensation of $406,250, the acceleration of the vesting of 50,000 of his outstanding RSUs and the extension of his post-termination exercise window for certain of his outstanding stock options. The Transition Agreement also contains a general release of claims against the Company and provisions regarding the protection of the Company’s proprietary and confidential information that apply indefinitely.
The foregoing description of the Transition Agreement is qualified in its entirety by the Transition Agreement, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
On July 10, 2023, the Company issued a press release related to the information described in Items 2.05 and 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Report.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Report contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding adoption of the Company’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: (a) the reduction in force and (b) the changes in the Company’s management, and the impact of each on the Company’s business. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including: (i) the Company’s ability to regain and maintain compliance with the listing standards of the Nasdaq Stock Market; (ii) the Company’s ability to timely complete the ongoing restatement of its consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022, and the impact of the reduction in force thereon; (iii) the Company’s ability to file its delinquent periodic reports with the Securities and Exchange Commission (the “SEC”) by August 4, 2023;

(iv) the expected performance of the Company’s stock; (v) the Company’s ability to implement business plans and changes and developments in the industry in which the Company competes, including successfully integrating Honest Day’s Work into its operations following the July 3, 2023 closing of the acquisition thereof; and (vi) the Company’s response to any of the aforementioned factors. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and other documents subsequently filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Item 9.01.    Financial Statement and Exhibits.

Exhibit Number	Description

10.1	David Lillis Employment Agreement dated as of July 3, 2023.
10.2	Transition and Separation Agreement between Michael Brian Jones and the Company, dated as of July 10, 2023.
99.1	Press Release dated July 10, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	July 10, 2023	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	General Counsel & Corporate Secretary